Exhibit 21

ALTRIA GROUP, INC. SUBSIDIARIES

Certain active subsidiaries of the Company and their subsidiaries as of December 31, 2002, are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	State or Country of Organization

152999 Canada Inc.	Canada
AB Kraft Foods Lietuva	Lithuania
Abal Hermanos S.A.	Uruguay
Aberdare Developments Ltd.	British Virgin Islands
AGF Pack, Inc.	Japan
AGF SP, Inc.	Japan
Airco IHC, Inc.	Delaware
Ajinomoto General Foods, Inc.	Japan
Alimentos Especiales, Sociedad Anonima	Guatemala
Altria Corporate Services International, Inc. f/k/a Philip Morris Corporate Services Inc.	Delaware
Altria Corporate Services, Inc. f/k/a Philip Morris Management Corp.	New York
Altria Insurance (Ireland) Limited f/k/a Philip Morris Capital (Ireland) Limited	Ireland
B. Muratti Sons & Co Inc.	New York
Balance Bar Company	Delaware
Beijing Nabisco Food Company Ltd.	China
Biscuits Delacre B.V.	Netherlands
Boca Foods Company	Delaware
Burlington Foods, Inc.	Delaware
C.A. Tabacalera Nacional	Venezuela
Cafe Grand ‘Mere S.A.S.	France
Callard & Bowser-Suchard, Inc.	Delaware
Capri Sun, Inc.	Delaware
Carlton Lebensmittelvertriebs GmbH	Germany
Carnes y Conservas Espanolas, S.A.	Spain
Charles Stewart & Company (Kirkcaldy) Limited	United Kingdom
Chrysalis Technologies Incorporated	Virginia
Churny Company, Inc.	Delaware
Closed Joint Stock Company Kraft Foods Rus	Russia
Closed Joint Stock Company Kraft Foods Ukraine	Ukraine
Compania Venezolana de Conservas C.A.	Venezuela
Consiber, S.A.	Spain
Convenco Holding C.A.	Venezuela
Corporativo Kraft, S. de R.L. de C.V.	Mexico
Cote d’Or Italia S.r.l.	Italy
Croky Chips B.V.	Netherlands
Dart Resorts Inc.	Delaware
Deluxestar Limited	United Kingdom
Dong Suh Foods Corporation	Korea

Exhibit 21

Name	State or Country of Organization

Dong Suh Oil & Fats Co., Ltd.	Korea
Dumas B.V.	Netherlands
El Gallito Industrial, S.A.	Costa Rica
Estrella A/S	Denmark
Estrella Eesti Osauhing	Estonia
f6 Cigarettenfabrik Dresden GmbH	Germany
Fattorie Osella S.p.A.	Italy
Finalrealm Ltd.	United Kingdom
Fleischmann Nabisco Uruguay S.A.	Uruguay
Franklin Baker Company of the Philippines	Philippines
Freezer Queen Foods (Canada) Limited	Canada
FRN Alimentos do Nordeste Ltda.	Brazil
FTR Holding S.A.	Switzerland
Fulmer Corporation Limited	Bahamas
Gelatinas Ecuatoriana S.A.	Ecuador
Gellatas United Biscuits, S.A.	Spain
General Foods Credit Corporation	Delaware
General Foods Credit Investors No. 1 Corporation	Delaware
General Foods Credit Investors No. 2 Corporation	Delaware
General Foods Credit Investors No. 3 Corporation	Delaware
General Foods Foreign Sales Corporation	U.S. Virgin Islands
Godfrey Phillips (Malaysia) Sdn. Bhd.	Malaysia
Grant Holdings, Inc.	Pennsylvania
Grant Transit Co.	Delaware
Grundstucksgemeinschaft Kraft Foods	Germany
HAG GF AG	Germany
HAG-Coffex SNC	France
Hervin Holdings, Inc.	Delaware
HNB Investment Corp.	Delaware
IKM S. de R.L. de C.V.	Mexico
Industrias Alimenticias Maguary Ltda.	Brazil
International Tobacco Co. Inc., New York	Delaware
International Tobacco Marketing Ltda	Chile
International Tobacco Marketing S.A.	Delaware
International Trademarks Incorporated	Delaware
Intertaba S.p.A.	Italy
Iracema Industrias de Caju Ltda.	Brazil
Jacobs Suchard Alimentos do Brasil Ltda.	Brazil
JSC Philip Morris Ukraine	Ukraine
Kar Gida Sanayi Ve Ticaret Anonim Sirketi	Turkey
KFI-USLLC I	Delaware
KFI-USLLC II	Delaware
KFI-USLLC IX	Delaware
KFI-USLLC V	Delaware
KFI-USLLC VII	Delaware

Exhibit 21

Name	State or Country of Organization

KFI-USLLC XI	Delaware
KJS India PrivateLimited	India
Koninklijke Verkade N.V.	Netherlands
KP Foods France S.A.	France
Kraft Canada Inc.	Canada
Kraft Direct, Inc.	Delaware
Kraft Food Ingredients Corp.	Delaware
Kraft Foods (New Zealand) Limited	New Zealand
Kraft Foods (Philippines), Inc.	Philippines
Kraft Foods (Puerto Rico), Inc.	Puerto Rico
Kraft Foods (Thailand) Limited	Thailand
Kraft Foods Argentina S.A.	Argentina
Kraft Foods AS	Norway
Kraft Foods Belgium S.A.	Belgium
Kraft Foods Brasil S.A.	Brazil
Kraft Foods Bulgaria AD	Bulgaria
Kraft Foods Caribbean Sales Corp.	Delaware
Kraft Foods Central & Eastern Europe Service BV	Netherlands
Kraft Foods Chile S.A.	Chile
Kraft Foods Colombia S.A.	Colombia
Kraft Foods Costa Rica, S.A.	Costa Rica
Kraft Foods CR s.r.o.	Czechoslovakia
Kraft Foods Danmark ApS	Denmark
Kraft Foods Danmark Holding A/S	Denmark
Kraft Foods de Mexico, S. de R.L. de C.V.	Mexico
Kraft Foods Deutschland GmbH & Co. KG	Germany
Kraft Foods Deutschland Holding GmbH	Germany
Kraft Foods Dominicana, S.A.	Dominican Republic
Kraft Foods Ecuador S.A.	Ecuador
Kraft Foods Egypt LLC	Egypt
Kraft Foods Espana, S.A.	Spain
Kraft Foods France	France
Kraft Foods Hellas S.A.	Greece
Kraft Foods Holding (Europa) GmbH	Switzerland
Kraft Foods Holdings, Inc.	Delaware
Kraft Foods Holland Holding B.V.	Netherlands
Kraft Foods Honduras, S.A.	Honduras
Kraft Foods Hors Domicile	France
Kraft Foods Hungaria Kft.	Hungary
Kraft Foods Inc.	Virginia
Kraft Foods International (EU) Ltd.	United Kingdom
Kraft Foods International, Inc.	Delaware
Kraft Foods Investments Inc.	Delaware
Kraft Foods Ireland Limited	Ireland
Kraft Foods Italia S.p.A.	Italy

Exhibit 21

Name	State or Country of Organization

Kraft Foods Jamaica Limited	Jamaica
Kraft Foods Laverune SNC	France
Kraft Foods Limited	Australia
Kraft Foods Limited (Asia)	Hong Kong
Kraft Foods Manufacturing Corporation	Delaware
Kraft Foods Manufacturing GmbH & Co. KG	Germany
Kraft Foods Manufacturing Midwest, Inc.	Delaware
Kraft Foods Manufacturing West, Inc.	Delaware
Kraft Foods Maroc SA	Morocco
Kraft Foods Mexico Holding I B.V.	Netherlands
Kraft Foods Mexico Holding II B.V.	Netherlands
Kraft Foods Namur S.A.	Belgium
Kraft Foods Nederland B.V.	Netherlands
Kraft Foods Norge AS	Norway
Kraft Foods North America, Inc.	Delaware
Kraft Foods Oesterreich GmbH	Austria
Kraft Foods Panama, S.A.	Panama
Kraft Foods Peru S.A.	Peru
Kraft Foods Polska Sp.z o.o.	Poland
Kraft Foods Portugal Produtos Alimentares Lda.	Portugal
Kraft Foods Produktion GmbH	Germany
Kraft Foods R & D, Inc.	Delaware
Kraft Foods Romania SA	Romania
Kraft Foods Schweiz AG	Switzerland
Kraft Foods Schweiz Holding AG	Switzerland
Kraft Foods Slovakia, a.s.	Slovak Republic
Kraft Foods Strasbourg SNC	France
Kraft Foods Sverige AB	Sweden
Kraft Foods Sverige Holding AB	Sweden
Kraft Foods Taiwan Limited	Taiwan
Kraft Foods UK Ltd.	United Kingdom
Kraft Foods Uruguay, S.A.	Uruguay
Kraft Foods Venezuela, C.A.	Venezuela
Kraft Gida Pazarlama ve Ticaret A.S.	Turkey
Kraft Guangtong Food Company, Limited	China
Kraft Japan, K.K.	Japan
Kraft Korea Inc.	Korea
Kraft Pizza Company	Delaware
Kraft Suchard Nicaragua S.A.	Nicaragua
Kraft Tianmei Food (Tianjin) Co., Ltd.	China
Krema Limited	Ireland
KTL S. de R.L. de C.V.	Mexico
La Loire Investment Corp.	Delaware
La Seine Investment Corp.	Delaware
Landers y Cia. S.A.	Colombia

Exhibit 21

Name	State or Country of Organization

Lanes Biscuits Pty Ltd	Australia
Lanes Food (Australia) Pty Ltd	Australia
Lanes Food Group Limited	New Zealand
Le Rhône Investment Corp.	Delaware
Limited Liability Company Kraft Foods	Russia
LLC (000) Kraft Foods Sales and Marketing	Russia
Lowney Inc.	Canada
Marsa Kraft Foods Sabanci Gida Sanayi ve Ticaret A.S.	Turkey
Massalin Particulares S.A.	Argentina
Merola Finance B.V.	Netherlands
Michigan Investment Corp.	Delaware
Mirabell Salzburger Confiserie-Und Bisquit GmbH	Austria
N.V. Biscuits Delacre S.A.	Belgium
N.V. Westimex Belgium S.A.	Belgium
Nabisco (China) Limited	China
Nabisco (Thailand) Limited	Thailand
Nabisco Arabia Co. Ltd.	Saudi Arabia
Nabisco Caribbean Export, Inc.	Delaware
Nabisco de Nicaragua, S.A.	Nicaragua
Nabisco Euro Holdings Ltd.	Cayman Islands
Nabisco Food (Suzhou) Co. Ltd.	China
Nabisco Group Ltd.	Delaware
Nabisco Hong Kong Limited	Hong Kong
Nabisco International, Inc.	Delaware
Nabisco International, S.A.	Panama
Nabisco Inversiones S.R.L.	Argentina
Nabisco Investments, Inc.	Delaware
Nabisco Philippines, Inc.	Philippines
Nabisco Royal Argentina LLC	Delaware
Nabisco Royal de Honduras, S.A.	Honduras
Nabisco Royal, Inc.	New York
Nabisco Taiwan Corporation	Taiwan
Nabisco, Inc. Foreign Sales Corporation	U.S. Virgin Islands
NISA Holdings LLC	Delaware
OAO Philip Morris Kuban	Russia
OJSS Philip Morris Kazakhstan	Kazakhstan
One Channel Corp.	Delaware
Orecla Realty, Inc.	Philippines
Oy Kraft Foods Finland Ab	Finland
P.M. Beverage Holdings, Inc.	Delaware
P.T. Kraft Ultrajaya Indonesia	Indonesia
Park (U.K.) Limited	United Kingdom
Park 1989 B.V.	Netherlands
Park Export Corporation	U.S. Virgin Islands
Park International S.A.	Switzerland
Pavlides S.A. Chocolate Manufacturers	Greece

Exhibit 21

Name	State or Country of Organization

Pers Gida Sanayi ve Ticaret Anonim Sirketi	Turkey
Phenix Leasing Corporation	Delaware
Phenix Management Corporation	Delaware
Philip Morris (China) Investments Co., Ltd.	China
Philip Morris (Malaysia) Sdn. Bhd.	Malaysia
Philip Morris (Malaysia) Sendirian Berhad	Malaysia
Philip Morris (Portugal) Empresa Comercial de Tabacos Limitada	Portugal
Philip Morris (Thailand) Ltd	Delaware
Philip Morris AB	Sweden
Philip Morris ApS	Denmark
Philip Morris Asia Limited	Hong Kong
Philip Morris Belgium S.A.	Belgium
Philip Morris Belgrade D.o.o.	Yugoslavia
Philip Morris Brasil S.A.	Delaware
Philip Morris Capital Corporation	Delaware
Philip Morris Colombia S.A.	Colombia
Philip Morris CR a.s.	Czech Republic
Philip Morris Duty Free Inc.	Delaware
Philip Morris Exports Sarl	Switzerland
Philip Morris Finance Europe B.V.	Netherlands
Philip Morris France S.A.S.	France
Philip Morris GmbH	Germany
Philip Morris Hellas A.E.B.E.	Greece
Philip Morris Holland B.V.	Netherlands
Philip Morris Hungary Cigarette Manufacturing and Trading Ltd.	Hungary
Philip Morris India Private Ltd.	India
Philip Morris Indonesia Inc.	Delaware
Philip Morris Information Services Limited	Australia
Philip Morris International Finance Corporation	Delaware
Philip Morris International Inc.	Delaware
Philip Morris International Management SA	Switzerland
Philip Morris International Services S.a.r.l.	Switzerland
Philip Morris Italia S.p.A.	Italy
Philip Morris Kabushiki Kaisha	Japan
Philip Morris Korea C.H.	Korea
Philip Morris LA Holding	Delaware
Philip Morris Latvia Ltd.	Latvia
Philip Morris Limited	Australia
Philip Morris Limited	United Kingdom
Philip Morris Ljubljana d.o.o.	Slovenia
Philip Morris Management Services B.V.	Netherlands
Philip Morris Management Services SA	Switzerland
Philip Morris Mexico, S.A. de C.V.	Mexico
Philip Morris Overseas Investment Corp.	Delaware
Philip Morris Peru S.A.	Peru
Philip Morris Philippines Inc.	Philippines
Philip Morris Philippines Manufacturing, Inc.	Philippines
Philip Morris Polska S.A.	Poland
Philip Morris Products Inc.	Virginia
Philip Morris Products S.A.	Switzerland

Exhibit 21

Name	State or Country of Organization

Philip Morris Research Laboratories BVBA	Belgium
Philip Morris Research Laboratories GmbH	Germany
Philip Morris Reunion s.a.r.l.	Le Réunion
Philip Morris Romania S.R.L.	Romania
Philip Morris SA, Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales & Marketing Ltd.	Russia
Philip Morris Sales Promotion Kabushiki Kaisha	Japan
Philip Morris Sdn Bhd	Brunei
Philip Morris Services S.A.	Switzerland
Philip Morris Singapore Pte. Ltd.	Singapore
Philip Morris Skopje d.o.o.e.l.	Macedonia
Philip Morris Slovakia s.r.o.	Slovak Republic
Philip Morris Spain, S.A., Sociedad Unipersonal	Spain
Philip Morris Taiwan S.A.	Switzerland
Philip Morris USA Inc. f/k/a Philip Morris Incorporated	Virginia
Philip Morris Vietnam Inc.	Delaware
Philip Morris World Trade S.à r.l.	Switzerland
PHILSA Philip Morris Sabanci Sigara ve Tütüncülük Sanayi ve Ticaret A.S.	Turkey
PMCC Investors No. 1 Corporation	Delaware
PMCC Investors No. 2 Corporation	Delaware
PMCC Investors No. 3 Corporation	Delaware
PMCC Investors No. 4 Corporation	Delaware
PMCC Leasing Corporation	Delaware
PMI Aviation Services SA	Switzerland
PMM-S.G.P.S., S.A.	Portugal
PMSI Beteiligungen GmbH	Switzerland
Productos Kraft, S. de R.L.de C.V.	Mexico
Productos y Alimentos, S.A. de C.V.	El Salvador
PT Nabisco Foods	Indonesia
PT Philip Morris Indonesia	Indonesia
Regentrealm Limited	United Kingdom
Riespri, S.A.	Spain
Runecorp Limited	United Kingdom
SB Leasing Inc.	Delaware
Seven Seas Foods, Inc.	Delaware
Stella D’oro Biscuit Co., Inc.	New York
Suchard Limited	United Kingdom
Suchard Schokolade Ges. MbH	Austria
Tabacalera Centroamericana, S.A.	Guatemala
Tabacalera Costarricense S.A.	Costa Rica
Tabacalera de El Salvador S.A. de C.V.	El Salvador
Tabacalera Nacional S.A.	Panama
Tabaqueira, S.A.	Portugal
Taloca AG	Switzerland
Taloca Cafe Ltda	Brazil
Taloca y Cia Ltda.	Colombia
Tevalca Holding C.A.	Venezuela
The Daisy L.L.C.	Delaware
The Fleischmann Corporation	Delaware

Exhibit 21

Name	State or Country of Organization

The Hervin Company	Oregon
The United Kingdom Tobacco Company Limited	United Kingdom
Trademarks LLC	Delaware
Trimaran Leasing Investors, L.L.C.-II	Delaware
U. B. Europe, Middle East and Africa Trading, S.A.	Spain
UAB Philip Morris Lietuva	Lithuania
UB China Ltd.	China
UB Finance B.V.	Netherlands
UB Group Limited	United Kingdom
UB Humber Limited	United Kingdom
UB International Sales Limited	United Kingdom
UB Investments (Netherlands) B.V.	Netherlands
UB Limited	United Kingdom
UB Overseas Limited	United Kingdom
United Biscuits (East China) Limited	China
United Biscuits (Properties) Limited	United Kingdom
United Biscuits Asia Pacific Limited	Hong Kong
United Biscuits Finance plc	United Kingdom
United Biscuits France S.A.	France
United Biscuits Iberia Limitada	Portugal
United Biscuits Iberia, S.L.	Spain
United Biscuits Industries S.A.S.	France
United Biscuits Tunisia S.A.	Tunisia
Vict. Th. Engwall & Co., Inc.	Delaware
Votesor BV	Netherlands
Wolverine Investment Corp.	Delaware
Yili-Nabisco Biscuit & Food Company Limited	China
ZAO Philip Morris Izhora	Russia